UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 27, 2014

INVENT Ventures, INC.

(Exact name of registrant as specified in its charter)

Nevada	814-00720	20-5655532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D #146, Las Vegas, NV 89103
(Address of principal executive offices) (Zip Code)

(702) 943-0320

(Registrant’s telephone number, including area code)

__________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

The information in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 27, 2014, Invent Ventures, Inc. has accepted the resignation of Demetrios Mallios from the Board of Directors.  There were no disagreements related to the resignation of Mr. Mallios.

Effective June 27, 2014, Invent Ventures, Inc. has appointed Michael Mendillo to serve on the Company’s Board of Directors, and he shall serve in the capacity of an Independent Director.  Mr. Mendillo will also serve on the Company’s Audit Committee, Compensation Committee, and Governance and Nominating Committee.

Michael Mendillo will add years of executive experience and a track record of success to the Company’s Board of Directors.  Mr. Mendillo is President and Principal of FirstService Residential’s Mid-Atlantic Region. For the past 16 years, Mr. Mendillo has been an equity partner with FirstService Residential, the largest residential management company in North America servicing more than 6,500 communities and 1.5 million homes. As President and Principal, Mr. Mendillo’s responsibilities include client retention, leadership development, culture building, organizational growth and strategic initiatives.

Mr. Mendillo attended Columbia University, New York University’s Stern School of Business and William Paterson University and has taught as an adjunct professor at Monmouth University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENT VENTURES, INC.

Date:  June 30, 2013

/s/ Bryce Knight

Bryce Knight,

Chief Executive Officer

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